Exhibit 12
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                        TELEPHONE AND DATA SYSTEMS, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES
                  For the Nine Months ended September 30, 1999
                             (Dollars In Thousands)


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EARNINGS:
  Income from Continuing Operations before
    income taxes                                               $ 513,150
     Add (Deduct):
         Minority Share of Losses                                    (31)
         Earnings on Equity Method                               (18,878)
         Distributions from Minority Subsidiaries                 19,225
         Amortization of Capitalized Interest                          2
         Minority interest in majority-owned subsidiaries
           that have fixed charges                                54,121
                                                               ---------
                                                                 567,589

     Add fixed charges:
         Consolidated interest expense                            95,017
         Interest Portion (1/3) of Consolidated Rent Expense       9,833
                                                               ---------
                                                               $ 672,439
                                                               =========

  FIXED CHARGES:
  Consolidated interest expense                                $  95,017
  Interest Portion (1/3) of Consolidated Rent Expense              9,833
                                                               ---------
                                                               $ 104,850
                                                               =========

RATIO OF EARNINGS TO FIXED CHARGES                                  6.41
                                                               =========

  Tax-Effected Redeemable Preferred Dividends                  $      85
  Fixed Charges                                                  104,850
                                                               ---------
         Fixed Charges and Redeemable Preferred Dividends      $ 104,935
                                                               =========
RATIO OF EARNINGS TO FIXED CHARGES
  AND REDEEMABLE PREFERRED DIVIDENDS                                6.41
                                                               =========


  Tax-Effected Preferred Dividends                             $   1,614
  Fixed Charges                                                  104,850
                                                               ---------
         Fixed Charges and Preferred Dividends                 $ 106,464
                                                               =========

RATIO OF EARNINGS TO FIXED CHARGES
  AND PREFERRED DIVIDENDS                                           6.32
                                                               =========

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